Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Second Quarter 2025
–Quarterly Revenue of $110.8 million, an increase of 11.7% year over year –
–Gross Margin of 37.2% –
–Operating Profit of $16.0 million –
–Adjusted EBITDA1 of $24.5 million –
–Backlog and Awarded Orders at Record Level of $671.3 million –
–Provides Third Quarter and Increases Full Year 2025 Revenue Outlook –

PORTLAND, TN. – August 5, 2025 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”) and Original Equipment Manufacturer (“OEM”) components for the global energy transition market, today announced results for its second quarter ended June 30, 2025.

“The year is shaping up to be very strong. We delivered revenue above the high end of our guided range, and ended the period with record backlog and awarded orders of $671.3 million. Our strategy of accelerating growth within our core domestic utility scale markets is yielding results. We continue to be very encouraged by the traction we are seeing within our four growth initiatives, which are providing exposure to new markets, customers, and applications for Shoals,” said Brandon Moss, CEO of Shoals.

“The underlying fundamentals of our markets have steadily improved this year. While a rapidly shifting regulatory environment has been distracting for many watching our sector, EPCs, developers, partners and peers are all working hard to keep pace with demand. The underlying fundamentals of the energy transition markets remain very healthy and the power is in high demand. Our experienced and sophisticated customers are capable of navigating the uncertainty, and remain committed to their project timelines for the coming years. For this reason, we are incrementally more constructive on the demand environment. As such, I’m pleased to increase our revenue guidance for the full year 2025,” added Mr. Moss.
1Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

Second Quarter 2025 Financial Results
Revenue increased 11.7%, to $110.8 million, compared to $99.2 million for the prior-year period, driven by strong underlying demand of products and an increase in volume of projects in the current year.

Gross profit was $41.2 million, compared to $40.0 million in the prior-year period. Gross profit as a percentage of revenue was 37.2% compared to 40.3% in the prior-year period. The decline from the prior-year period was driven by strategic pricing actions, volume discounts, customer and product mix.

General and administrative expenses were $23.1 million, compared to $19.2 million during the same period in the prior year. The increase in general and administrative expenses was the result of a $3.0 million increase in legal expenses for ongoing matters related to wire insulation shrinkback, intellectual property, and shareholder litigation matters.

Income from operations was $16.0 million, compared to $18.6 million during the prior-year period.

Net income was $13.9 million compared to $11.8 million during the prior-year period. Earnings per share was 0.08 compared to 0.07 in the prior-year period.

Adjusted EBITDA1 was $24.5 million, compared to $27.7 million in the the prior-year period.

Adjusted net income1 was $16.9 million compared to $17.8 million during the prior-year period. Adjusted diluted earnings per share1 were $0.10 compared to $0.10 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of June 30, 2025, were $671.3 million, representing a 4.4% increase compared to the prior-year period and a 4.1% sequential increase from March 31, 2025. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with growth in international markets, which comprises more than 13.2% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting with a contract but for which a contract has not yet been signed.

Third Quarter 2025 Outlook
At this time, the Company is providing an outlook for the third quarter. Based on current business conditions, business trends and other factors, for the quarter ending September 30, 2025, the Company expects:
•Revenue in the range of $125.0 million to $135.0 million

•Adjusted EBITDA1 in the range of $30.0 million to $35.0 million

Full Year 2025 Outlook
Based on current business conditions, business trends and other factors, for the full year 2025, the Company expects:
•Revenue in the range of $450.0 million to $470.0 million
•Adjusted EBITDA1 in the range of $100.0 million to $115.0 million
•Cash Flow from operations in the range of $15.0 million to $25.0 million
•Capital expenditures in the range of $30.0 million to $40.0 million
•Interest expense in the range of $8.0 million to $12.0 million

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking measure that is a non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measure may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA. We expect to continue to exclude these items in future disclosures of this non-GAAP measure and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on August 5, 2025, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”) and Original Equipment Manufacturer (“OEM”) components, for the global energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 70 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market; project delays; regulatory environment; the effects of strategic pricing actions, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations, including sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter (as defined below); litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; production and capacity at our plants; and potential repurchases under the Company’s Repurchase Program (as defined below). Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the key factors and scenarios that could cause actual results to differ from our expectations include, among others, If demand for solar energy projects diminishes, we may not be able to grow; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs, and other charges on imports and exports; the imposition of trade restrictions, import tariffs, anti-dumping, and countervailing duties; we have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business, and modifying our business strategy could have an adverse effect on our business and financial results; amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; defects or performance problems in our products or their parts, whether due to manufacturing, installation, or use, including those related to the wire insulation shrinkback matter, have a high consequence of failure and can lead to equipment and systems failure, physical injury or death; we have experienced, and may experience in the future, delays, disruptions, quality control, or reputational problems in our manufacturing operations in part due to our vendor concentration; if we fail to retain our key personnel and attract additional qualified personnel; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties with respect to the planned consolidation and relocation of our Tennessee-based manufacturing and distribution operations, and may not realize the benefits thereof; safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components; macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability, impact our business and financial results; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission (“ITC”) and District Courts; if we fail to, or incur significant costs in order to obtain, maintain, protect, defend, or enforce our intellectual property portfolio and other proprietary rights, including the patents we are asserting in ongoing patent infringement litigation; acquisitions, joint ventures, and/or investments and the failure to integrate acquired businesses could disrupt our business; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business; a significant drop in the price of electricity may harm our business; the unauthorized access to our information technology systems or the disclosure of personal or sensitive data or confidential information, whether through a breach of our computer system or otherwise, could severely disrupt our business; failure of our information technology systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations; our expansion outside the U.S. could subject us to additional business, financial, regulatory, and competitive risks; our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; existing electric utility industry, federal, state, and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations, and prospects; and the market price of our Class A common stock may decline and may continue to be subject to significant volatility.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain on sale of assets (viii) wire insulation shrinkback expenses, and (ix) wire insulation shrinkback litigation expenses. We define Adjusted Net Income as net income plus (i) amortization of intangibles, (ii) amortization / write-off of deferred financing costs, (iii) equity-based compensation, (iv) gain on sale of asset, (v) wire insulation shrinkback expenses, and (vi) wire insulation shrinkback litigation expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income to Adjusted Net Income and

Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$4,686	$23,511
Accounts receivable, net	103,432	78,181
Unbilled receivables	9,861	20,834
Inventory, net	56,899	55,977
Other current assets	15,195	9,849
Total Current Assets	190,073	188,352
Property, plant and equipment, net	41,978	28,222
Goodwill	69,941	69,941
Other intangible assets, net	37,291	41,083
Deferred tax assets	447,568	454,160
Other assets	8,113	11,322
Total Assets	$794,964	$793,080

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$29,241	$20,032
Accrued expenses and other	16,928	12,541
Warranty liability—current portion	15,102	29,602
Deferred revenue	20,075	18,737
Total Current Liabilities	81,346	80,912
Revolving line of credit	131,750	141,750
Warranty liability, less current portion	4,685	11,392
Other long-term liabilities	1,776	2,226
Total Liabilities	219,557	236,280
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 171,262,247 and 170,670,779 shares issued; 167,353,860 and 166,762,392 outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	488,525	483,550
Treasury stock, at cost, 3,908,387 shares as of June 30, 2025 and December 31, 2024, respectively	(25,272)	(25,331)
Retained earnings	112,152	98,579
Total stockholders' equity	575,407	556,800
Total Liabilities and Stockholders’ Equity	$794,964	$793,080

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$110,841	$99,249	$191,202	$190,056
Cost of revenue	69,639	59,252	121,860	113,599
Gross profit	41,202	39,997	69,342	76,457
Operating expenses
General and administrative expenses	23,064	19,218	44,757	41,990
Depreciation and amortization	2,140	2,198	4,275	4,302
Total operating expenses	25,204	21,416	49,032	46,292
Income from operations	15,998	18,581	20,310	30,165
Interest expense	(2,236)	(3,265)	(4,651)	(7,740)
Interest income	76	202	194	315
Gain on sale of asset	3,134	—	3,134	—
Income before income taxes	16,972	15,518	18,987	22,740
Income tax expense	(3,117)	(3,716)	(5,414)	(6,164)
Net income	$13,855	$11,802	$13,573	$16,576

Earnings per share of Class A common stock:
Basic	$0.08	$0.07	$0.08	$0.10
Diluted	$0.08	$0.07	$0.08	$0.10
Weighted average shares of Class A common stock outstanding:
Basic	167,286	169,991	167,124	170,136
Diluted	167,562	170,100	167,238	170,252

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$13,573	$16,576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,622	6,181
Amortization/write off of deferred financing costs	311	2,781
Gain on sale of asset	(3,134)	—
Equity-based compensation	5,255	9,110
Provision for credit losses	—	—
Provision for obsolete or slow-moving inventory	617	466
Provision for warranty expense	256	1,394
Deferred taxes	6,592	6,519
Changes in assets and liabilities:
Accounts receivable	(25,251)	14,857
Unbilled receivables	10,973	23,121
Inventory	(1,539)	(7,668)
Other assets	(2,449)	(791)
Accounts payable	6,099	1,791
Accrued expenses and other	3,937	(13,674)
Warranty liability	(21,463)	(8,978)
Deferred revenue	1,338	(984)
Net Cash Provided by Operating Activities	1,737	50,701
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(15,430)	(4,485)
Proceeds from sale of property, plant and equipment	5,088	—
Net Cash Used in Investing Activities	(10,342)	(4,485)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(279)	(865)
Payments on term loan facility	—	(143,750)
Proceeds from revolving credit facility	30,000	148,750
Repayments of revolving credit facility	(40,000)	(42,000)
Deferred financing costs	—	(2,638)
Repurchase of Class A common stock	—	(25,231)
Excise taxes on treasury stock transactions	59	—
Net Cash Used in Financing Activities	(10,220)	(65,734)
Net Decrease in Cash and Cash Equivalents	(18,825)	(19,518)
Cash and Cash Equivalents—Beginning of Period	23,511	22,707
Cash and Cash Equivalents—End of Period	$4,686	$3,189

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$110,841	$99,249	$191,202	$190,056
Cost of revenue	69,639	59,252	121,860	113,599
Gross profit	$41,202	$39,997	$69,342	$76,457
Gross profit percentage	37.2%	40.3%	36.3%	40.2%

Wire insulation shrinkback expenses (a)	$—	$466	$—	$466
Adjusted gross profit	$41,202	$40,463	$69,342	$76,923
Adjusted gross profit percentage	37.2%	40.8%	36.3%	40.5%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$13,855	$11,802	$13,573	$16,576
Interest expense	2,236	3,265	4,651	7,740
Interest income	(76)	(202)	(194)	(315)
Income tax expense	3,117	3,716	5,414	6,164
Depreciation expense	1,439	1,283	2,830	2,389
Amortization of intangibles	1,896	1,896	3,792	3,792
Equity-based compensation	2,593	4,087	5,254	9,110
Gain on sale of asset	(3,134)	—	(3,134)	—
Wire insulation shrinkback expenses (a)	—	466	—	466
Wire insulation shrinkback litigation expenses (b)	2,546	1,372	5,075	2,221
Adjusted EBITDA	$24,472	$27,685	$37,261	$48,143

Reconciliation of Net Income to Adjusted Net Income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025		2024
Net income	$13,855	$11,802	$13,573	$—	$16,576
Amortization of intangibles	1,896	1,896	3,792		3,792
Amortization / write-off of deferred financing costs	156	155	311		2,781
Equity-based compensation	2,593	4,087	5,254		9,110
Gain on sale of asset	(3,134)	—	(3,134)		—
Wire insulation shrinkback expenses (a)	—	466	—		466
Wire insulation shrinkback litigation expenses (b)	2,546	1,372	5,075		2,221

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Tax impact of adjustments (c)	(974)	(1,970)	(2,734)	(4,501)
Adjusted Net Income	$16,938	$17,808	$22,137	$30,445
(a)    For the three and six months ended June 30, 2025, represents no wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, nor any inventory write-downs of wire in connection with wire insulation shrinkback. For the three and six months ended June 30, 2024 represents $0.5 million of inventory write-downs of wire in connection with the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b)    For the three and six months ended June 30, 2025, represents $2.5 million and $5.1 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the three and six months ended June 30, 2024, represents $1.3 million and $2.2 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(c)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. The adjustment to the provision for income tax reflects the effective tax rates below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	0.6%	0.9%	0.6%	0.8%
State and local taxes (net of federal benefit)	2.4%	2.8%	2.6%	2.7%
Effective income tax rate for Adjusted Net Income	24.0%	24.7%	24.2%	24.5%

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Calculation of Adjusted Diluted Earnings per Share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Diluted weighted average shares outstanding	167,562	170,100	167,238	170,252

Adjusted Net Income	$16,938	$17,808	$22,137	$30,445
Adjusted Diluted EPS	$0.10	$0.10	$0.13	$0.18